Bonds.com Group, Inc. 10-K

Exhibit 4.2

Transfer Restricted - See Reverse Side Hereof

Incorporated Under the Laws of the State of Delaware

Number	Shares

Bonds.com Group, Inc.

200,000 Shares Authorized - $0.0001 par value

This Certifies That                                              Specimen                                                                                        is the

registered holder of ________________________________________________ Shares
                  of Series A Participating Preferred Stock of Bonds.com Group, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrendering of this Certificate properly endorsed.
In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

this _______ day                             of _______ A.D. _______

___________________________________                                           ___________________________________
Christopher Loughlin, Secretary                                                                   John J. Barry IV, President